                                                                  Ex - 23.(p)(2)

                                (AUGUSTUS LOGO)

                         AUGUSTUS ASSET MANAGERS LIMITED

                                 CODE OF ETHICS

GENERAL

This Code of Ethics is based on the principle that Augustus Asset Managers Limited ('AAML') owes a fiduciary duty to its clients. Accordingly, AAML's employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, AAML employees must:

- PLACE CLIENT INTERESTS AHEAD OF AAML'S and their own -- As a fiduciary, AAML must serve in its clients' best interests and may not benefit at the expense of clients. This concept is particularly relevant when employees are making personal investments in securities traded on behalf of clients.

- ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH AAML'S CODE OF ETHICS -- employees must review and abide by AAML's Personal Securities Transaction and Insider Trading Policies.

- AVOID TAKING ADVANTAGE OF THEIR POSITION -- employees must not accept investment opportunities, gifts or other inducements from individuals seeking to conduct business with AAML, or on behalf of a client, except as provided below.

- MAINTAIN FULL COMPLIANCE WITH SECURITIES LAWS -- employees must abide by the standards set forth in Rule 204A-1 under the Investment Advisers Act of 1940, Rule 17j-1 of the Investment Company Act of 1940 and the rules and guidance of the Financial Services Authority ('FSA').

Any questions with respect to AAML's Code of Ethics should be directed to the Chief Compliance Officer ('CCO').

AAML officers and staff are required to comply with this Code of Ethics as a term of their contract of employment and are required to sign an Undertaking to that effect.

DISCLOSURE

AAML shall describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for AAML's Code of Ethics shall be directed to the CCO.

1.   PERSONAL SECURITIES TRANSACTION POLICY

All employees must follow the Personal Security Transaction Policy set out below. These procedures have been established in order to avoid conflicts of interest and insider trading, and to aid AAML in preventing, detecting and imposing sanctions against such conduct. Employees who fail to comply with these procedures risk serious sanctions, including but not limited to, a warning, disgorgement of profits, dismissal and regulatory censure. If you have any questions about these procedures you should consult Compliance.

PRE-CLEARANCE PROCEDURES

All AAML employees (all of whom are access persons) are required to obtain prior approval before effecting any securities trade (with the exception of certain exempt transactions) in his/her personal account or otherwise where the employee has a beneficial interest in the securities. Approval can only be given by the Chief Investment Officer ("CIO"), Deputy Chief Investment Officer ('DCIO') or President. If none of these persons are available, the CCO may give approval. Individuals may not pre-clear their own proposed securities transactions. Prior to granting approval, consideration must be given to whether the proposed transaction violates any of the Code of Ethics provisions.

Generally, employees shall complete AAML's Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. Approval to trade is valid only for the business day on which it is given, following which a new request must be made.

SECURITIES AND OTHER INSTRUMENTS COVERED BY THESE PROCEDURES

AAML will regard the following as securities for the purposes of complying with this policy: Any stock, treasury security, bond, closed-end fund, exchange-traded fund, private fund (incl. hedge funds and private equity funds), debenture, futures and options on any security or group or index of securities, or in general any interest or instrument commonly known as a security. Also covered are any other instruments not listed above that fall within the investment universe of instruments that AAML might trade for its clients (subject to the exemptions below).

Where the above securities and instruments are traded by an employee through a wrapper product such as an ISA or SIPP (incl. the AAML SIPP), these pre-clearance procedures still apply. For monthly subscriptions to an ISA or SIPP, pre-clearance will only be required for the first subscription for such securities and in the event of subsequent changes. Prior approval will also be required for any lump sum investments, switches or withdrawals unless the securities are exempt securities as described below.

Commodities and futures and options traded on a commodities exchange are not considered securities.

For the avoidance of any doubt, transactions in Julius Baer shares are subject to these procedures but any allocation of shares in Augustus Holding Limited are not.

EXEMPT SECURITIES

Investments in certificates of deposit, commercial paper and other similar money market instruments, shares of open-end mutual fund companies and transactions in regulated collective investment schemes are not required to be reported by employees under the Personal Security Transaction Policy. However, this exemption does not apply to shares of open-end mutual funds or regulated collective investment schemes that are advised by AAML.

BENEFICIAL OWNERSHIP

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect financial interest in the securities. Employees have a financial interest in securities if they have the ability to directly or indirectly profit from a securities transaction. The following are examples of indirect interests in securities:

- Securities held by members of employees' immediate family sharing the same dwelling.

- Securities held by an associate. "Associate" includes any person (including members of a family, companies or partnerships) whose business or domestic relationship with the employee would give rise to a community of interest.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

- Ownership of securities as a trustee where either the employee or members of the employees' immediate family have a vested interest in the principal or income of the trust.

-    Ownership of a vested beneficial interest in a trust.

- An employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the employee to revoke the trust.

EXEMPT TRANSACTIONS

The following transactions are considered exempt transactions:

- Any transaction in an account over which the employee does not have any direct or indirect influence or control.

- Purchases of securities in automatic investment plans such as DRIPS (dividend reinvestment plans).

INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

Transactions involving IPO's or privately offered securities may involve complex issues of potential conflicts of interest or personal advantage. Transactions involving IPO's may also be subject to various SEC and NASD rules and regulations, including restrictions from participation in the offering. IT IS RECOMMENDED THAT ALL SUCH OFFERINGS BE DISCUSSED WITH COMPLIANCE SUFFICIENTLY IN ADVANCE TO ALLOW TIME FOR FULL CONSIDERATION.

Investments in private placements will not be approved unless it is determined that:

-    The investment should not be reserved for a client,

- The investment was not offered to the individual solely because of his or her position with AAML, and

- It is unlikely that the securities will be of a material interest to a client in the near future.

DEALING AHEAD OF A CUSTOMER'S ORDER

An employee may not deal the same way in advance of a customer's order if the employee knows that AAML has made a decision to deal for a discretionary customer.


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COUNSELLING AND PROCURING

An employee who is precluded from entering into any transaction, cannot:

-    Advise or cause any other person to enter into such a transaction; or

- Communicate any information or opinion to any other person if the employee knows, or has reason to believe that the other person will, as a result, enter into such a transaction or cause or advise someone else to do so, except in the proper course of employment with AAML.

PERSONAL BENEFITS

An employee whose functions involve giving investment advice or entering into transactions for clients, must not accept any benefit or inducement which is likely to conflict with their duties to AAML or any of its customers. "Benefit or inducement" means credit or any other financial advantage, any opportunity to make, receive or increase any gain or revenue or to avoid or reduce any loss or expense, money or other property of gift, and any service, facility, system or information.

REPORTING

New employees are required to disclose all of their personal securities holdings and the institutions that maintain the holdings not later than 10 days after the commencement of their employment (See Attachment B for a copy of the Initial Holdings Form). The reported initial holdings must be current as of a date not more than 45 days prior to the employees start date. AAML shall maintain these records in accordance with the record-keeping rule.

Existing employees are required to provide AAML with a complete list of securities holdings and the institutions that maintain the holdings on an annual basis on or before February 14. The report shall be current as of not more than 45 days from the date the report is submitted (See Attachment C for a copy of the Annual Holdings Form).

TRADING AND REVIEW

Except for limited circumstances and subject to pre-clearance approval, AAML forbids its employees to trade opposite to positions taken for clients. AAML strictly forbids "front-running" client accounts i.e. trading ahead of client accounts.

If AAML discovers that an employee is trading contrary to the policies set forth above, the employee shall meet with the CCO and CEO to review the facts surrounding the transactions. This meeting shall help AAML to determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

AAML requires its employees to promptly report any violations of the Code of Ethics of which they become aware, to the CCO. AAML's management is aware of the potential matters that may arise as a result of this 'whistleblower' requirement, and shall take action against any employee that seeks retaliation against another for reporting violations of the Code of Ethics. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

AAML has implemented remedial actions that are designed to discourage its employees from violating the Personal Securities Transaction Policy. Employees should be aware that AAML reserves the right to impose varied sanctions on policy violators depending on the severity of the policy violation.

-    1st Violation -- Verbal warning;

- 2nd Violation -- Written warning that will be included in the employee's file, and disgorgement of profits to a charity specified by the employee; and

- 3rd Violation -- Written warning, disgorgement of profits to a charity and monetary fine to be donated to a charity specified by the employee; and

-    4th Violation -- Possible termination of employment.

As applicable pursuant to securities laws and/or agreed upon contractual obligations, on a quarterly basis AAML shall report all material violations of its Code of Ethics to appropriate parties (e.g. the board of directors/trustees of U.S. registered investment companies sub-advised by AAML).

RECORDKEEPING

AAML shall maintain a copy of its Code of Ethics (and amendments), records of violations and actions taken as a result of such violations. In addition, AAML shall maintain copies of employees' written acknowledgment of receipt of the Code of Ethics (See Code of Conduct and Regulatory Compliance Manual Acknowledgement Form). AAML is further required to keep a record of the names of its access persons (being all employees), the holdings and transaction reports made by access persons and records of decisions approving access persons' acquisition and sale of securities.

In accordance with the Advisers Act, all records as described above are required to be maintained for a period no less than five years from the end of the fiscal year in which the document was last altered/amended. However, given its relationship with U.S. domiciled mutual funds, AAML shall maintain such records for six years from the end of the fiscal period in which the document was last altered/amended.

RESPONSIBILITY

The CCO will be responsible for administering the Personal Securities Transaction Policy. All questions regarding the policy should be directed to the CCO.

2.   INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of MATERIAL, NONPUBLIC INFORMATION by such investment adviser or any person associated with such investment adviser. Similarly, Part V of the Criminal Justice Act 1993 (the 'Act') prohibits dealing undertaken based upon inside information. Accordingly, AAML has instituted procedures to prevent the misuse of material nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally understood to be described as trading either personally or on behalf of others on the basis of material non-public information or passing on material non-public information other than in the proper performance of your employment

Any questions should be directed to the CCO and/or CEO.

WHOM DOES THE POLICY COVER?

This policy covers all of AAML's employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the employee is an officer, director or 10% or greater stockholder and a partnership of which the employee is a partner unless the employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

"Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

-    Recapitalizations, incl convertible bond issues

-    Dividend or earnings announcements

-    Write-downs or write-offs of assets

-    Additions to reserves for bad debts or contingent liabilities

-    Expansion or curtailment of company or major division operations

-    Merger, joint venture announcements

-    New product/service announcements

-    Discovery or research developments

-    Criminal, civil and government investigations and indictments

-    Pending labor disputes

-    Debt service or liquidity problems

-    Bankruptcy or insolvency problems

-    Tender offers, stock repurchase plans, etc.

Information could be material because of its expected effect on the company's securities, the securities of another company or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options. In the UK, the Act applies to all securities traded on a regulated market (UK and overseas) and to OTC warrants and derivatives relating to such securities.

Material information may not come directly from the company concerned. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material. Additionally, material information may be obtained by chance, for example at a social gathering or by overhearing conversations.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that is not yet available to the investing public. Non-public information does not change to public information solely by selective dissemination rather, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist under both UK and US law for firms and individuals that engage in the act of insider trading. Penalties can include unlimited fines and jail sentences of up to 10 years.

PROCEDURES TO BE FOLLOWED

- If an employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CEO as soon as possible.

- The CCO, CEO and employee will conduct research to determine if the information is likely to be considered material and whether the information has been publicly disseminated.

- If the information is deemed to be material and non-public, the name of the company will be added to the AAML restricted list.

- No trading in that name, by employees personally or on behalf of clients, will be permitted until such time as the information ceases to be material, non-public information.

- Employees shall not discuss any potentially material, non-public information with others, except as specifically required by their position.

3.   SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

Employees are expected to devote all their working time and energies to the Company and must not undertake any outside paid work of whatever type, or be directly or indirectly engaged, concerned or interested in any other business concern, without the prior written consent of the Company. Approval may be granted on a case by case basis, subject to proper resolution of any potential conflicts of interest.

4.   GIFTS

AAML employees or its agents must not offer or give or solicit or accept any gift or hospitality likely significantly to conflict with any duties of the recipient (or his employer) owed to clients.

Employees are required to obtain prior approval for any gift or hospitality offered or received that has a value of Pound Sterling50 or more, from the CEO or the CCO. The CCO maintains a "Gifts/Hospitality Register" in which any such gift or hospitality given or received will be recorded. Where there is any significant doubt about the value of a gift or hospitality received, the recipient should endeavour to obtain a statement of value from the giver. Where a gift valued at Pound Sterling50 or more is received by an employee without their prior knowledge, immediate disclosure should be made to the CCO.

Regulators have established that overseas visiting is the area of inducements that has been open to most abuse. Special attention should be paid to research trips and seminars paid for by brokers. The nature and itinerary of the trip should be discussed with the CCO or CEO before accepting the trip. The attendee must not be put in a position of receiving overly lavish entertainment and/or accommodation. "Open" airline tickets should only be used outside the stated itinerary of the trip if personal leave is taken.

5.   IDENTIFYING AND MANAGING CONFLICTS OF INTEREST

AAML is required to conduct itself with ethics and integrity so as to avoid a conflict of interest, either real or apparent. A conflict of interest arises when AAML's interests or an employees personal interests interfere, or appear to interfere, with the interests of clients. As a result, AAML and its employees have a duty to avoid financial, business or other relationships that might be opposed to clients' interests.

FSA Principle 8 requires AAML to manage conflicts of interest fairly. When AAML has, or may have, a conflict of interest between itself or employees and its clients, or between one client and another, AAML will pay due regard to the interests of each client and manage the conflict of interest fairly.

PROCEDURES FOR MANAGING CONFLICTS OF INTEREST

- AAML will not act as principal. Nor does it have any affiliates that undertake investment business.

- AAML seeks to manage conflicts of interest fairly, having due regard to the interests of its clients. If AAML has or may have:

     > a relationship that gives or may give rise to a conflict of interest in relation to a client transaction; or

     > an interest in a transaction that is, or may be, in conflict with the interest of any of its clients; or

     >    clients with conflicting interests in relation to a transaction,

     AAML will not advise, or deal in the exercise of discretion, without taking reasonable steps to ensure fair treatment for the client.

-    AAML will ensure fair treatment by:

     >    disclosing the conflict or material interest to the client

     >    relying on a policy of independence; or

     >    declining to act, as appropriate.

- AAML will advise its clients at outset that it may deal as agent for more than one party. Clients are asked to agree to this, subject to the fair treatment rule.

- If AAML felt unable to manage a conflict of interest by one or more of these means, AAML would decline to act on behalf of the client.

- As part of the Compliance Monitoring Programme the Compliance department will review compliance with the procedures established in respect of such conflicts and report its findings to the Board.

ATTACHMENT A

                       PERSONAL TRADING PRE-CLEARANCE FORM

THIS PRE-CLEARANCE FORM DOCUMENTS THAT THE PROPOSED TRANSACTION IS NOT A CONFLICTING TRANSACTION. PRE-CLEARANCE MUST BE GRANTED PRIOR TO PLACING A TRADE, AND IS ONLY GOOD FOR ONE DAY FOLLOWING THE APPROVAL.


YOUR NAME
          ----------------------------------------------------------------------

YOUR ACCOUNT NO.                    CUSTODIAN
                 ------------------           ----------------------------------

SECURITY/SYMBOL                     AMOUNT/NOMINAL
                 ------------------                -----------------------------

APPROXIMATE VALUE                   BUY/SELL/SHORT
                  -----------------                -----------------------------

DATE ON WHICH DEALING IS TO TAKE PLACE       NO. SHARES/CONTRACTS/PRINCIPAL

--------------------------------------       -----------------------------------

NAME AND ADDRESS OF EXECUTING BROKER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPROVAL

MANAGER'S NAME AND POSITION                  SIGNATURE              DATE

-------------------------------------------  ---------------------  ------------

DECLARATION

IN MAKING THE ABOVE APPLICATION I CONFIRM THAT:

     - I DO NOT DEAL IN THE ABOVE SECURITY ON BEHALF OF AUGUSTUS ASSET MANAGERS LIMITED AND, IF SELLING, EITHER

          o I HAVE HELD THE ABOVE SECURITY FOR MORE THAN 60 DAYS SINCE ITS ORIGINAL PURCHASE; OR

          o I AM SELLING THE ABOVE SECURITY AT A GROSS PRICE OF 10% OR MORE BELOW THE ORIGINAL GROSS PURCHASE PRICE.

     - ANY TRANSACTION DESCRIBED ABOVE ESTABLISHING A POSITION IN A SECURITY IS UNDERTAKEN WITH THE INTENTION OF HOLDING SUCH POSITION FOR NOT LESS THAN SEVEN (7) DAYS, EXCEPT THAT ANY TRANSACTION DESCRIBED ABOVE ESTABLISHING A POSITION IN A SECURITY IS UNDERTAKEN WITH THE INTENTION OF HOLDING SUCH POSITION FOR NOT LESS THAN THIRTY (30) DAYS IF THE SECURITY IS HELD IN A CLIENT ACCOUNT AS OF THE DATE BELOW.

     - THE PROPOSED TRANSACTION DESCRIBED ABOVE DOES NOT VIOLATE THE COMPANY'S PERSONAL SECURITIES TRANSACTION POLICY.

     - I HAVE NO INSIDE INFORMATION OR OTHER KNOWLEDGE PERTAINING TO THIS PROPOSED TRANSACTION THAT CONSTITUTES A VIOLATION OF COMPANY POLICY OR SECURITIES LAWS.

SIGNATURE                                    DATE

------------------------------------------   -----------------------------------

Attachment B

AUGUSTUS ASSET MANAGERS LIMITED

PROCEDURES

PERSONAL SECURITIES TRANSACTION POLICY AND CODE OF ETHICS

                             INITIAL HOLDINGS REPORT

Report Submitted by:                                           (Print Your Name)
                     -----------------------------------------

In accordance with Augustus Asset Managers Limited's Personal Securities Transaction Policy and Code of Ethics, please provide a list of all securities in which you have a pecuniary interest and all securities in non-client accounts for which you make investment decisions. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

                                                                   NATURE OF
                                                                   OWNERSHIP OF
                                                                   SECURITIES
                    AMOUNT          CUSTODIAN AND                  (OWN, SPOUSE,
SECURITY            HELD            ACCOUNT NUMBER                 TRUST, ETC)
------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------


I CERTIFY THAT THIS FORM FULLY DISCLOSES ALL OF THE SECURITIES IN WHICH I HAVE A PECUNIARY INTEREST AS OF THE DATE OF MY JOINING AUGUSTUS ASSET MANAGERS LIMITED
ON                (show date of joining)
   --------------

Date:
      ----------------------------

Signature:
           -----------------------

Attachment C

AUGUSTUS ASSET MANAGERS LIMITED

PROCEDURES

PERSONAL SECURITIES TRANSACTION POLICY AND CODE OF ETHICS


                             ANNUAL HOLDINGS REPORT


Report Submitted by:                                           (Print Your Name)
                    ------------------------------------------

In accordance with Augustus Asset Managers Limited's Personal Securities Transaction Policy and Code of Ethics, please provide a list of all securities in which you have a pecuniary interest and all securities in non-client accounts for which you make investment decisions. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.


                                                                   NATURE OF
                                                                   OWNERSHIP OF
                                                                   SECURITIES
                    AMOUNT          CUSTODIAN AND                  (OWN, SPOUSE,
SECURITY            HELD            ACCOUNT NUMBER                 TRUST, ETC)
------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------

------------------  --------------  -----------------------------  -------------


I CERTIFY THAT THIS FORM FULLY DISCLOSES ALL OF THE SECURITIES IN WHICH I HAVE A
PECUNIARY INTEREST AS OF 31 DECEMBER                  (fill in year)
                                     ----------------

Date:
      ----------------------------

Signature:
           -----------------------